EXHIBIT 99.1

Skye Life and SuperDate Complete Amalgamation

December 21, 2020, Skye Life Ventures Ltd. (OTC Pink: SKLV) (“Skye”) and SuperDate Networks Inc. (“SuperDate”) are pleased to announce the completion of a three-cornered amalgamation (the “Amalgamation.”) SuperDate has now amalgamated with a newly-created, wholly-owned subsidiary of Skye that was created for the purposes of the Amalgamation. All of the issued and outstanding common shares of have been exchanged for common shares of Skye on the basis of one common share of SuperDate for every new common share of Skye (1:1) (the "Exchange Ratio"). Convertible securities of SuperDate have also been exchanged at the Exchange Ratio.

In the Amalgamation, 38,819,000 Skye common shares were exchanged for SuperDate common shares and 825,000 Skye common share purchase warrants (the “Warrants”) were exchanged for SuperDate common share purchase warrants. The Warrants have an exercise price of CAD $.035 and expire on May 14, 2021. The former shareholders of SuperDate now hold 82% of the issued and outstanding shares of Skye on an undiluted basis.

The amalgamated company has changed its name to “SuperDate Networks Inc.” and is the wholly-owned subsidiary of Skye. Skye will now carry on the business of SuperDate through its subsidiary SuperDate Networks Inc. and continue to carry on its Canadian Licensed Producer business through its subsidiary Emerald Plants Health Source (E.P.H.S.) Inc. (“Emerald.”)

This is an arm’s-length transaction.  There were no change to the directors or officers of Skye as a result of the Amalgamation. The sole director and officer of SuperDate will continue on as the sole director and officer of SuperDate Networks Inc. following the Amalgamation.

Stevan Perry, Chris Thompson and Chris Jewitt, directors of Skye have also been appointed as directors of Skye’s subsidiary, Emerald, and remain on the Board of Skye.

About SuperDate Networks Inc.

SuperDate, is a private technology company, incorporated in British Columbia, Canada in 2014.  SuperDate has developed a niche dating software application that matches users through common interests and activities. It intends to release an updated consumer-ready software application four use in North American cities in 2021.

SuperDate represents the next evolution for online dating. Its platform allows users to get outside and social distance effectively while getting to know each other and by sharing common interests or activities. SuperDate launched its IOS beta application in September 2017 through to February 2018 in Vancouver, British Columbia. It was met with great success, securing 5000+ sign ups and 3400 active users. Its Facebook community has grown to more than 55,000 members.

SuperDate is a niche dating software application that can be used by all demographics and groups. SuperDate is primed for 2021 as it prepares for its consumer ready application and four city launches, planned for Vancouver, Montreal, Seattle and Los Angeles.

About Skye Life Ventures Ltd. “Skye”

Skye Life Ventures Inc. is a holding company focused on acquiring valued-added operating subsidiaries in the technology, energy and cannabis sectors.

Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Skye’s or SuperDate’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this transaction will generate returns for stockholders. These forward-looking statements are based on Skye’s or SuperDate’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Forward looking statements in this press release include (a) Skye will acquire SuperDate as planned or at all, (b) the securities of Skye issued in the Proposed Transaction will bear restrictive legend in accordance with the applicable legal requirements, and (c) SuperDate will launch its updated in Vancouver, Montreal, Seattle and Los Angeles in 2021. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Skye’s or SuperDate’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and the proposed transactions contemplated thereby, (b) the inability to complete the transactions contemplated by the Agreement due to the failure to obtain approval of the stockholders of SuperDate or other conditions to closing in the Agreement, (c) costs related to the proposed transactions, (d) changes in applicable laws or regulations, (e) the possibility that SuperDate may be adversely affected by other economic, business, and/or competitive factors and (f) other risks and uncertainties. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this Current Report speak only as of the date of this Current Report. Except as required by law, neither Skye nor SuperDate undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in Skye’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

For more information, please contact corportatecommunications@skyelife.ca

Sincerely,

Skye Life Ventures Ltd.

Web Site: www.skyelife.ca

E-Mail:   corportatecommunications@skyelife.ca